Exhibit 99.1

News Release
Weatherford Reports Fourth Quarter Results of $0.76 Per Diluted Share
Before Non-Recurring Items
Record Performance; 65 Percent Increase Over Prior Year
HOUSTON, January 30, 2007 — Weatherford International Ltd. (NYSE: WFT) today reported fourth quarter 2006 net income of $263.7 million from continuing operations, or $0.76 per diluted share, before non-recurring items. Fourth quarter diluted earnings per share reflected an improvement of 65 percent over the fourth quarter of 2005 diluted earnings per share of $0.46, before non-recurring items. The non-recurring items in the fourth quarter of 2006 results include a one-time exit and restructuring charge of $18.1 million after tax, and an offsetting benefit of $26.4 million related to the favorable settlement of foreign tax exposures.
Fourth quarter revenues were $1.8 billion, or 24 percent higher than the same period last year, against a backdrop of a seven percent increase in rig activity. This is the highest level of quarterly revenues in the company’s history.
Sequentially, the company’s fourth quarter diluted earnings per share from continuing operations improved 15 percent over the third quarter 2006 diluted earnings per share of $0.66. The fourth quarter record performance reflected worldwide gains outside of Canada across the majority of the company’s product and service offerings. North American revenues were essentially flat despite a contraction of the Canadian rig count. The U.S. made up for the decline in Canadian markets. Markets outside of North America accounted for essentially all of the sequential revenue growth. Combined Eastern Hemisphere and Latin America revenues increased 15 percent sequentially.
Annual revenues were $6.6 billion and represent the highest revenue levels in the history of the company. Income from continuing operations was $889.9 million, before non-recurring items, or $2.51 per diluted share. In 2005, the company reported annual revenues of $4.3 billion, and income from continuing operations of $462.7 million, or $1.46 per diluted share, before non-recurring items.
Evaluation, Drilling & Intervention Services
Revenues for the quarter were $1.2 billion, a 26 percent increase above the same quarter in the prior year and a six percent increase from the prior quarter. Geographically, all regions, with the exception of Canada, posted sequential revenue improvements. Latin America led with 16 percent sequential growth. The Eastern Hemisphere’s revenues rose 10 percent sequentially. From a product line perspective, all product lines exceeded prior quarter revenue levels with the exception of wireline, which was negatively impacted by lower activity levels in Canada.
Operating income of $320.2 million was 53 percent higher than the same quarter in the prior year and nine percent higher than the preceding quarter.

Completion & Production Systems
Fourth quarter revenues of $645.4 million were 19 percent higher than the fourth quarter of 2005 and eight percent higher than the prior quarter. Geographically, all regions, with the exception of Canada, posted sequential revenue improvements. Of particular note, the Eastern Hemisphere grew 21 percent. This division’s performance reflected improvements in electric submersible pumps, sand control systems and production optimization.
The current quarter’s operating income of $140.6 million improved 57 percent as compared to the same quarter in the prior year and seven percent as compared to the third quarter of 2006.
Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2006 fourth quarter results on January 30, 2007 at 8:00 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry.

Weatherford operates in over 100 countries and employs approximately 33,000 people worldwide.
# # #

Contact:	Andrew P. Becnel (713) 693-4136 Chief Financial Officer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(In 000’s, Except Per Share Amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Net Revenues:
Evaluation, Drilling & Intervention Services	$1,162,195	$920,052	$4,234,024	$2,528,745
Completion & Production Systems	645,393	541,358	2,344,904	1,804,482

	1,807,588	1,461,410	6,578,928	4,333,227

Operating Income (Expense):
Evaluation, Drilling & Intervention Services	320,222	209,630	1,125,372	584,300
Completion & Production Systems	140,561	89,629	479,745	268,866
Research and Development	(37,384)	(35,300)	(149,429)	(107,362)
Equity in Earnings	93	3,313	5,830	10,427
Corporate Expenses	(26,625)	(21,039)	(95,106)	(74,417)
Exit Costs and Restructuring Charges	(23,433)	(16,977)	(26,203)	(116,972)

	373,434	229,256	1,340,209	564,842

Other Income (Expense):
Debt Redemption Expense	—	—	—	(4,733)
Debt Redemption Expense of Unconsolidated Affiliate	—	—	—	(4,025)
Gain on Sale of Universal Common Stock	—	115,456	—	115,456
Other, Net	(2,651)	6,753	(13,065)	23,787
Interest Expense, Net	(32,627)	(23,301)	(102,921)	(69,135)

Income from Continuing Operations Before Income Taxes and Minority Interest	338,156	328,164	1,224,223	626,192

Provision for Income Taxes:
Provision for Operations	(94,349)	(65,491)	(349,207)	(172,968)
Tax Benefit from Exit and Restructuring Charges	5,315	5,283	6,285	37,735
Tax Settlements	26,398	(23,933)	26,398	(23,933)

	(62,636)	(84,141)	(316,524)	(159,166)

Income from Continuing Operations Before Minority Interest	275,520	244,023	907,699	467,026
Minority Interest, Net of Taxes	(3,518)	(273)	(11,330)	(817)

Income from Continuing Operations	272,002	243,750	896,369	466,209
Income from Discontinued Operation, Net of Taxes	—	—	—	1,211

Net Income	$272,002	$243,750	$896,369	$467,420

Basic Earnings Per Share:
Income from Continuing Operations	$0.80	$0.70	$2.59	$1.55
Income from Discontinued Operation	0.00	0.00	0.00	0.01

Net Income	$0.80	$0.70	$2.59	$1.56

Diluted Earnings Per Share:
Income from Continuing Operations	$0.78	$0.69	$2.53	$1.47
Income from Discontinued Operation	0.00	0.00	0.00	0.00

Net Income	$0.78	$0.69	$2.53	$1.47

Weighted Average Shares Outstanding:
Basic	340,747	346,874	346,123	300,336
Diluted	348,617	355,630	354,832	322,286

Weatherford International Ltd.
Selected Income Statement Information
(In 000’s)

	Three Months
	Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Net Revenues:
Evaluation, Drilling & Intervention Services	$1,162,195	$1,100,059	$965,504	$1,006,266	$920,052
Completion & Production Systems	645,393	596,694	573,072	529,745	541,358

	$1,807,588	$1,696,753	$1,538,576	$1,536,011	$1,461,410

Operating Income (Expense):
Evaluation, Drilling & Intervention Services	$320,222	$292,978	$240,959	$271,213	$209,630
Completion & Production Systems	140,561	131,079	115,894	92,211	89,629
Research and Development	(37,384)	(38,241)	(37,361)	(36,443)	(35,300)
Equity in Earnings (Losses)	93	(190)	3,293	2,634	3,313
Corporate Expenses	(26,625)	(24,718)	(21,507)	(22,256)	(21,039)
Exit Costs and Restructuring Charges	(23,433)	—	(2,770)	—	(16,977)

	$373,434	$360,908	$298,508	$307,359	$229,256

Supplemental Information
(In 000’s)

	Three Months
	Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Geographic Revenues:
Eastern Hemisphere	$639,640	$568,793	$520,186	$451,482	$478,796
United States	689,991	659,711	620,335	542,803	508,517
Canada	266,445	294,296	219,418	379,631	316,985
Latin America	211,512	173,953	178,637	162,095	157,112

	$1,807,588	$1,696,753	$1,538,576	$1,536,011	$1,461,410

Depreciation and Amortization:
Evaluation, Drilling & Intervention Services	$99,036	$95,963	$89,613	$90,112	$88,243
Completion & Production Systems	26,600	25,136	22,839	22,712	21,189
Research and Development	1,819	1,813	1,867	1,896	1,744
Corporate	1,576	596	700	783	773

	$129,031	$123,508	$115,019	$115,503	$111,949

Research and Development:
Evaluation, Drilling & Intervention Services	$26,290	$25,036	$23,064	$21,963	$21,612
Completion & Production Systems	11,094	13,205	14,297	14,480	13,688

	$37,384	$38,241	$37,361	$36,443	$35,300

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months and years ended December 31, 2006 and 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2006		2005		2006		2005
Operating Income:
GAAP Operating Income	$373,434		$229,256		$1,340,209		$564,842
Exit costs and restructuring charges	23,433	(a)	16,977	(b)	26,203	(c)	116,972	(d)

Non-GAAP Operating Income	$396,867		$246,233		$1,366,412		$681,814

Other Income (Expense), net:
GAAP Other Income (Expense), net	$(35,278)		$98,908		$(115,986)		$61,350
Gain on sale of Universal common stock	—		(115,456	)(b)	—		(115,456)	(d)
Other charges	—		—		—		8,758	(d)

Non-GAAP Other Income (Expense), net	$(35,278)		$(16,548)		$(115,986)		$(45,348)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(62,636)		$(84,141)		$(316,524)		$(159,166)
Tax impact of charges	(5,315	)(a)	(5,283)	(b)	(6,285	)(c)	(37,735)	(d)
Other charges (benefit)	(26,398	)(a)	23,933	(b)	(26,398	)(c)	23,933	(d)

Non-GAAP Provision for Income Taxes	$(94,349)		$(65,491)		$(349,207)		$(172,968)

Income from Continuing Operations:
GAAP Income from Continuing Operations	$272,002		$243,750		$896,369		$466,209
Total charges (gains), net of tax	(8,280	)(a)	(79,829	)(b)	(6,480	)(c)	(3,528	)(d)

Non-GAAP Income from Continuing Operations	$263,722		$163,921		$889,889		$462,681

Diluted Earnings per Share from Continuing Operations :
GAAP Diluted Earnings per Share from Continuing Operations	$0.78		$0.69		$2.53		$1.47
Total charges (gains)	(0.02	)(a)	(0.23	)(b)	(0.02	)(c)	(0.01)	(d)

Non-GAAP Diluted Earnings per Share from Continuing Operations	$0.76		$0.46		$2.51		$1.46

Note (a): This amount represents severance and other charges associated with the Company’s current quarter exit and restructuring activities. On an after tax basis, these charges approximated $18.1 million during the three months ended December 31, 2006. In addition, the Company realized a tax benefit of $26.4 million related to the favorable settlement of certain foreign tax exposures. On an after tax basis, these items resulted in an effect of two cents per diluted share.

Note (b): Represents a gain recognized on the sale of shares of Universal Compression Holdings, Inc., with no related income tax effects. This gain was partially offset by exit costs, restructuring charges and tax expense associated with the acquisition of Precision and related activities. On an after tax basis, the net gain approximated $79.8 million, or twenty-three cents per diluted share, during the three months ended December 31, 2005.

Note (c): This amount represents severance and other charges associated with the Company’s current quarter exit and restructuring activities and the integration of the Precision acquisition. On an after tax basis, these charges approximated $19.9 million during the year ended December 31, 2006. In addition, the Company realized a tax benefit of $26.4 million related to the favorable settlement of certain foreign tax exposures. On an after tax basis, these items resulted in an effect of two cents per diluted share.

Note (d): Represents a gain recognized on the sale of shares of Universal Compression Holdings, Inc., with no related income tax effects. This gain was partially offset by exit costs, restructuring charges and tax expense associated with the acquisition of Precision and related activities, debt redemption expense incurred with the settlement of the Zero Coupon Convertible Debentures, and debt restructuring costs related to our investment in Universal Compression Holdings, Inc. On an after tax basis, the net gain approximated $3.5 million, or one cent per diluted share, during the year ended December 31, 2005.